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                                                                Exhibit 10.3



                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of November 26, 1997, between BOGEN COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and JONATHAN GUSS (the "Executive").

                  WHEREAS, the Company wishes to employ the Executive; and

                  WHEREAS, the Executive wishes to be employed by the Company.

                  NOW, THEREFORE, the parties agree as follows:

         1.       Employment, Duties and Acceptance.

                  1.1 Employment by the Company. The Company employs the Executive, for itself and its affiliates, to render exclusive and full time services in such capacities as the Company's Board of Directors may assign, as the Chief Executive Officer of the Company and, in connection therewith, to comply with the stated policies of the Company and perform such duties consistent with such position as the Executive shall reasonably be directed to perform by the Company's Board of Directors. The Executive shall, together with the President of the Company, be responsible for the implementation of the overall direction, strategy and operations and administration of the business of the Company with such powers and duties as are typically provided or reserved to the senior executive officers of the Company under its by-laws and the General Corporation law of the State of Delaware. Notwithstanding the Executive's obligation to render exclusive and full time services to the Company, the Executive may (i) hold and make passive investments, and (ii) continue to serve as a non-employee director or advisor for those companies for which the Executive currently serves as a director or advisor or engage in such
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other charitable, educational or business activities as may be otherwise permitted by the Board of Directors of the Company; provided, that such activities are not otherwise prohibited under Section 5.1.1.

                  1.2 Acceptance of Employment by the Executive. The Executive accepts such employment and shall render the services described above. Subject to election by the Company's Board of Directors as such, the Executive shall also serve during all or any part of the Term (as defined below) as an officer of the Company and of any of its subsidiaries, without any compensation therefor other than as specified in this Employment Agreement. The Executive shall be nominated to the Board of Directors of the Company and, subject to election by the stockholders of the Company, shall serve as a director of the Company during the Term, and at the discretion of the Company, shall serve as a director of any one or more of the Company's subsidiaries, without any compensation therefor other than as specified in this Agreement; provided, however, that if the Executive is no longer employed by the Company as the Chief Executive Officer or otherwise servicing the Company as a full-time consultant, the Executive shall, upon request of the Company, promptly resign from the Board of Directors of the Company and/or any of its subsidiaries.

                  1.3 Place of Employment. The Executive's place of employment shall be Ramsey, New Jersey, or such other location as may be agreed upon by the Executive and the Company, subject to such reasonable travel as the rendering of the services hereunder may require.


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         2. Term of Employment. The term of the Executive's employment under this Employment Agreement (the "Term") shall commence on the date hereof and shall end on the third anniversary of the date hereof, unless sooner terminated as herein provided.

         3. Compensation.

                  3.1 Base Salary. As compensation for all services to be rendered pursuant to this Employment Agreement, the Company shall pay the Executive, during each year of the Term, a salary of not less than $200,000 per annum (the "Annual Salary"), payable in accordance with the executive payroll policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations. Each year the members of the Board of Directors of the Company (with the exception of the Executive and Michael P. Fleischer) shall review the Annual Salary payable to the Executive and may, but shall not be required to, increase the Annual Salary or determine, in the discretion of the members of the Board of Directors (with the exception of the Executive and Michael P. Fleischer), the cash bonus or other compensation that may be payable to the Executive.

                  The Company agrees that beginning with the 1998 calendar year, the Executive shall be entitled to participate in the Company's 401(k) plan and/or a non-qualified deferred compensation plan or arrangement to be established by the Company (the "Deferred Plan") and that employee contributions shall be made to the 401(k) plan and the Deferred Plan, in such combination as the Company may direct, in an aggregate amount of $30,000 annually; provided, however, that if for any year the Executive is eligible for, and the Company makes, matching contributions to its 401(k) plan (the "Matched Amount"), the amount of the Executive's


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compensation to be paid for such year into the Deferred Plan shall be reduced by the Matched Amount divided by the Executive's individual combined city, state and federal tax rate.

                  3.2 Stock Options. The Executive shall receive, within 30 days of the execution of this Agreement a non-qualified option to purchase 162,943 shares of Common Stock, par value $.001 per share (the "Shares"), of the Company (the "Option"). The per Share exercise price of the Option shall be $5.00.

                  The portion of the Option with respect to 23,000 Shares shall vest on each March 1, June 1, September 1, and December 1, commencing on June 1, 1999 and ending on September 1, 2000, and the remaining portion of the Option shall vest upon the conclusion of the Term of this Agreement; provided, however, that in the event of a Change of Control the unvested portion of the Option shall immediately vest; provided further, that in the event that the Executive is terminated by the Company pursuant to Section 4.4 hereof, the unvested portion of the Option, but in no event with respect to more than 47,990 Shares, shall vest on the date of termination and the remaining unvested portion of the Option shall be cancelled. If this Agreement shall be terminated for any other reason, the Option, other than with respect to that portion of the Option which has vested as of or prior to the date of termination, shall be cancelled. The portion of the Option vested hereunder shall not expire sooner than the later of
(a) ten (10) years from the date of grant, or (b) one hundred and twenty (120) days after the Executive ceases to render full-time services to the Company, either as an employee or as a consultant.

                  For purposes of this Section 3.2, the term "Change of Control" shall mean (i) any "person" (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of


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1934, as amended (the "Exchange Act")), other than any person who acquired shares of the Company's Series A Preferred Stock on the date hereof or any affiliate thereof) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (ii) any transaction as a result of which the stockholders of the Company immediately before such transaction or any affiliates of such stockholders cease to own at least fifty percent (50%) of the voting stock of (x) the Company or (y) any entity that results from the participation of the Company in a reorganization, liquidation or any other form of corporate transaction; (iii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iv) a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

                  3.3 Limitations Imposed by Law. The provisions of this Employment Agreement relating to the compensation to be paid to the Executive shall be subject to any limitations provided by law or regulation which may from time to time limit the compensation payable to the Executive.

                  3.4 Participation in Employee Benefits. Subject to the acceptance of the Executive and his dependents by any applicable insurance company or applicable benefit provider, the Executive shall be permitted during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, loan program, pension plan or similar benefit plan of the Company, and shall be entitled to such vacation, personal time, car allowance and the like, which may be available to other executives


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of the Company and generally on the same terms as such other executives. In addition to the benefit programs set forth above, the Company shall use reasonable efforts, consistent with the Company's overall business interests, to assist the Executive in accomplishing the effective exercise of the vested portion of the Option, whether by cashless exercise, loans or otherwise, at the Company's discretion.

                  3.5 Expenses. Subject to such policies as may from time to time be established by the Company's Board of Directors, the Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Employment Agreement upon presentation of expense statements or vouchers or such other supporting information as it may require.

                  3.6 Relocation Expenses and Living Expenses. The Company shall pay the Executive $20,000 as a relocation payment upon the Executive's relocation to the Ramsey, New Jersey area.

         4. Termination.

                  4.1 Termination upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate, except that the Executive's legal representatives shall be entitled to receive all compensation and benefits provided for under this Agreement accrued, earned or vested as of the period ending on the last day of the month in which the Executive's death occurs; provided, however, that nothing herein shall be construed as providing for the vesting of options other than as set forth in Section 3.2 hereof.

                  4.2 Termination upon Disability. If, during the Term, the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable


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substantially to perform his services hereunder for (i) a period of three consecutive months, or (ii) for shorter periods aggregating three months during any six month period, the Company (as directed by a vote of the Board of Directors, excluding the Executive and Michael P. Fleischer) may at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three months, by ten (10) days' prior written notice to the Executive, terminate the Term of the Executive's employment hereunder. Nothing in this Section 4.2 shall be deemed to extend the Term. The Executive shall be entitled to all compensation and benefits provided for under this Agreement accrued, earned or vested through the date of termination; provided, however, that nothing herein shall be construed as providing for the vesting of options other than as set forth in Section 3.2 hereof.

                  4.3 Termination for Cause. The Company (as directed by a vote of the Board of Directors, excluding the Executive and Michael P. Fleischer, but for which vote they are given at least one (1) day's prior written notice) may at any time by written notice to the Executive terminate the Term of the Executive's employment hereunder for "cause" (as defined herein) and the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of such notice, other than compensation accrued, earned or vested through the date of termination; provided, however, that nothing herein shall be construed as providing for the vesting of options other than as set forth in Section 3.2 hereof. For purposes hereof, "cause" shall mean

                       (i) an act or acts of personal dishonesty taken by the Executive at the expense of or against the interests of the Company;


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                       (ii) violation by the Executive of his obligations under
this Agreement, including, without limitation, any failure or refusal to comply with the oral or written policies or directives of the Company's Board of Directors; provided, however, that if such violation may be substantially cured, the Executive may not be terminated for cause unless the Executive fails to cure such violation within a reasonable period of time after receipt of notice from the Company of such violation;

                       (iii) any direct or indirect disclosure of any confidential information or other special knowledge of the finances, business or other affairs of the Company contrary to his obligations under Section 5.1.2;

                       (iv) the conviction of the Executive of a felony; or

                       (v) the conviction of the Executive of a serious misdemeanor involving illegal use, possession or sale of drugs, larceny, crimes of violence or sex offenses.

                  4.4 Involuntary Termination. Notwithstanding anything herein to the contrary, the Company (as directed by a vote of the Board of Directors, excluding the Executive and Michael P. Fleischer) shall have the right, at any time upon 90 days' prior notice to the Executive, to terminate the Term of the Executive's employment hereunder. If during the Term, the Company terminates the Executive's employment other than for the reasons set forth in Sections 4.1, 4.2 and 4.3 hereof, it shall be deemed to be an involuntary termination and the Company shall pay to the Executive (in addition to any accrued compensation or expense reimbursements otherwise due) within ten business days following the date of termination the following amounts as a full and final severance payment:


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                           (i)      four months salary, if such termination
                                    occurs during the first year of the Term;

                           (ii) six months salary, if such termination occurs during the second year of the Term; and

                           (iii) the balance of the base salary payable pursuant to this Agreement, but in no event more than eight months salary, if such termination occurs during the third year of the Term.

                       4.5 Voluntary Termination. The Executive agrees to provide the Company with 90 days notice prior to voluntarily terminating the Term of the Executive's employment hereunder. At the end of such 90-day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Executive under this Agreement, other than those obligations accrued, earned or vested by the Executive as of the date of the termination.

                       4.6 Notice of Termination. Any notice of termination by the Company for any reason or by the Executive for any reason shall be communicated by a written notice which indicates (i) the specific termination provision in this Agreement relied upon, (ii) the facts and circumstances claimed to provide a basis for such termination, and (iii) the date or proposed date of termination.

                  5. Certain Covenants of the Executive.

                       5.1 Covenants Against Competition. The Executive acknowledges that (i) the principal business of the Company and its subsidiaries is the development, assembly and distribution of sound processing equipment and telecommunication peripherals (together with other related businesses which the Company and its subsidiaries are in currently and which the


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Company and its subsidiaries may become involved with during the Term, the
"Company Business"); (ii) the Company Business is international in scope; (iii) his work for the Company will bring him, into close contact with many confidential affairs not readily available to the public; and (iv) the Company would not enter into this Agreement but for the agreements and covenants of the Executive contained herein. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

                  5.1.1 Non-Compete. During the Term and for a period of two years following the termination (whether for cause or otherwise) of the Executive's employment with the Company or any of its affiliates, (the "Restricted Period"), the Executive shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any person engaged in such activities; and (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or the NASDAQ National Market System if the Executive (a) is not a controlling person of, or a member of a group which controls, such person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

                  5.1.2 Confidential Information. During and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all


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confidential matters of the Company and its affiliates. Such confidential matters, include, without limitation, trade "know-how," secrets, customer lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs of the Company and its affiliates (collectively, "Confidential Information"), learned by the Executive heretofore or hereafter, and shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent.

                  5.1.3 Property of the Company. All documents and other materials including, without limitation, memoranda, notes, lists, records and other documents made or compiled by or made available to the Executive prior to the commencement of employment hereunder or during the Term by the Company and any copies thereof, whether or not containing Confidential Information, are and shall be the property of the Company and shall, at the request of the Company, be delivered to the Company promptly upon the termination of the Executive's employment with the Company or any of its affiliates or at any other time on request. Except as required in connection with the services to be performed hereunder, the Executive agrees not to remove from the Company's premises, without permission, any and all papers or drawings belonging to the Company, including those prepared or worked on by him. All ideas, reports, and other creative works conceived by the Executive during the Term and relating to Company Business, shall be disclosed to the Company and shall be the sole property of the Company.


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                  5.1.4 Employees of the Company. During the Restricted Period,
the Executive shall not, directly or indirectly hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates.

                  5.1.5 Consultants and Independent Contractors of the Company. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, sales representative and other person then under contract with the Company or any of its affiliates; provided, however, that the Executive may hire or solicit consultants who in the ordinary course of such consultant's business provide services to a broad client base.

                  5.2 Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section
5.1 (the "Restrictive Covenants"), the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company; provided, however, that such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                  5.3 Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the


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geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         6. Executive's Representations. The Executive represents and warrants to the Company that, except as specifically provided in Section 1 hereof, there are no agreements or arrangements, whether written or oral, in effect which would prevent the Executive from rendering exclusive services to the Company during the Term. The Executive further represents, warrants and agrees with the Company that as of the date hereof he has not made and will not make during the Term any commitment to do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any affiliate thereof.

         7. Indemnification. The Company shall indemnify and hold harmless the Executive from all claims, losses, liabilities, damages and causes of action relating to or arising out of the Executive's performance, duties and responsibilities to, for, or on behalf of the Company to the extent provided by the Company's certificate of incorporation and by-laws, as amended from time to time.


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         8.       Other Provisions.

                  8.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telecopied, or if mailed, two days after the date of mailing, as follows:

         (i) if to the Company:

                  Bogen Communications International, Inc.
                  50 Spring Street
                  Ramsey, New Jersey  07446
                  Attention:  Mr. Yoav M. Cohen
                  Telecopy:   (201) 760-8771



                  with a copy to:

                  McDermott, Will & Emery
                  50 Rockefeller Plaza
                  New York, New York  10020
                  Attention:  Cheryl V. Reicin, Esq.
                  Telecopy:   (212) 547-5357

         (ii) if to the Executive, to:
                  Mr. Jonathan Guss
                  c/o Lane Altman & Owens LLP
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Telecopy:   (617) 345-0400

                  with a copy to:

                  Lane Altman & Owens LLP
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Attention:  Joseph F. Mazzella, Esq.
                  Telecopy:   (617) 345-0400


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                  8.2 Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  8.3 Waivers and Amendments. This Employment Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  8.4 Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  8.5 Assignment. Except as otherwise agreed to by the Company, this Employment Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Employment Agreement and its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.


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                  8.6 Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.7 Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

                  8.8 Severability. If any term, provision, covenant or restriction contained in this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated. If any court construes any of the terms, provisions, covenants or restrictions contained in this Agreement, including, without limitation, the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.


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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

                                       BOGEN COMMUNICATIONS INTERNATIONAL, INC.


                                     By: /s/ Yoav M. Cohen
                                         --------------------------------------
                                         Name:
                                         Title:

                                         /s/ JONATHAN GUSS
                                         --------------------------------------
                                         JONATHAN GUSS



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